TPG Reports First Quarter 2024 Results

Total assets under management of $224 billion as of March 31, 2024, an increase of 63% compared to $137 billion as of March 31, 2023

GAAP net income attributable to TPG Inc. of $16 million for the first quarter ended March 31, 2024, with basic net income per share of Class A common stock of $0.09

Fee-Related Earnings of $182 million for the first quarter ended March 31, 2024, an increase of 84% year-over-year, resulting in a Fee-Related Earnings margin of 40%

After-tax Distributable Earnings of $181 million (or $0.49 per share of Class A common stock) for the first quarter ended March 31, 2024

Dividend of $0.41 per share of Class A common stock for the first quarter ended March 31, 2024

San Francisco and Fort Worth, Texas – May 8, 2024 – TPG Inc. (NASDAQ: TPG), a leading global alternative asset management firm, reported its unaudited first quarter 2024 results. TPG issued a full detailed presentation of its first quarter ended March 31, 2024 results, which can be viewed through the Investor Relations section of TPG’s website at shareholders.tpg.com.

“TPG’s strong first quarter financial results highlight the significant momentum across our business. Our continued organic growth, along with the strategic acquisition of Angelo Gordon, have driven a step-function change in our scale, diversification, and earnings power,” said Jon Winkelried, Chief Executive Officer. “Our total AUM reached $224 billion at quarter end across private equity, credit, and real estate, and with $51 billion of dry powder to invest in an increasingly active market, we believe we are well-positioned to capitalize on the differentiated opportunities our global investment teams are sourcing.”

Dividend
TPG has declared a quarterly dividend of $0.41 per share of Class A common stock to holders of record at the close of business on May 20, 2024, payable on June 3, 2024.

Conference Call
TPG will host a conference call and live webcast today at 11:00 am ET. It may be accessed by dialing (800) 245-3047 (US toll-free) or (203) 518-9765 (international), using the conference ID TPGQ124. The number should be dialed at least ten minutes prior to the start of the call. A simultaneous webcast will also be available and can be accessed through the Investor Relations section of TPG’s website at shareholders.tpg.com. A webcast replay will be made available on the Events page in the Investor Relations section of TPG’s website.

About TPG
TPG is a leading global alternative asset management firm, founded in San Francisco in 1992, with $224 billion of assets under management and investment and operational teams around the world. TPG invests across a broadly diversified set of strategies, including private equity, impact, credit, real estate, and market solutions, and our unique strategy is driven by collaboration, innovation and inclusion. Our teams combine deep product and sector experience with broad capabilities and expertise to develop differentiated insights and add value for our fund investors, portfolio companies, management teams, and communities.

Shareholders	Media
Gary Stein	Luke Barrett
212-601-4750	415-743-1550
shareholders@tpg.com	media@tpg.com

Forward Looking Statements; No Offers
This presentation may contain “forward-looking” statements. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance, estimated operational metrics, business strategy and plans and objectives of management for future operations, including, among other things, statements regarding expected growth, future capital expenditures, fund performance, dividends and dividend policy, and debt service obligations.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by any forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the inability to recognize the anticipated benefits of the acquisition of Angelo Gordon; unexpected costs related to the integration of the Angelo Gordon business and operations; our ability to manage growth and execute our business plan; and regional, national or global political, economic, business, competitive, market and regulatory conditions, among various other risks discussed in the Company’s SEC filings.

For the reasons described above, we caution you against relying on any forward-looking statements, which should be read in conjunction with the other cautionary statements included elsewhere in this presentation and risk factors discussed from time to time in the Company’s filings with the SEC, which can be found at the SEC’s website at http://www.sec.gov. Any forward-looking statement in this presentation speaks only as of the date of this presentation. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise any forward-looking statement after the date of this presentation, whether as a result of new information, future developments or otherwise, except as may be required by law. No recipient should, therefore, rely on these forward-looking statements as representing the views of the Company or its management as of any date subsequent to the date of the presentation.

This press release does not constitute an offer of any TPG Fund.